Exhibit 99.1

5600 Cox Road Glen Allen, VA 23060 Telephone: (804) 267-8000 Fax: (804) 267-8466 Website: www.landam.com

FOR IMMEDIATE RELEASE	Bob Sullivan	Lloyd Osgood
April 24, 2007	SVP - Investor Relations	SVP - Corporate Communications
	Phone: (804) 267-8703	Phone: (804) 267-8133
	bsullivan@landam.com	losgood@landam.com

LANDAMERICA REPORTS FIRST QUARTER 2007 RESULTS

RICHMOND, VA - LandAmerica Financial Group, Inc. (NYSE: LFG), a leading provider of real estate transaction services, announces preliminary operating results for first quarter ended March 31, 2007.

	First Quarter 2007	First Quarter 2006

Total revenue	$948.6 Million	$932.9 Million
Net income	$4.7 Million	$13.7 Million
Net income per diluted share	$0.26	$0.78

FINANCIAL HIGHLIGHTS
•
Total revenue increased by $15.7 million, or 1.7%, in first quarter 2007 from first quarter 2006. The increase was due to additional revenue from the Company’s merger with Capital Title Group, Inc. (“Capital Title”), strong revenue from commercial operations, and higher realized gains from the investment portfolio. These increases were partially offset by overall weakness in the residential real estate market.

•	Direct operating revenue per direct order closed was approximately $2,100 in first quarter 2007 compared to approximately $1,900 in first quarter 2006.
•	Direct operating revenue from title and non-title commercial operations increased from $98.0 million in first quarter 2006 to $111.6 million in first quarter 2007.
•	Direct orders opened were 296,100 in first quarter 2007 compared to 266,800 in first quarter 2006, an increase of 11.0%.
•
Claims provision as a percentage of operating revenue for the Title Operations segment was 6.5% in first quarter 2007, up from 5.4% in fourth quarter 2006 and 5.6% in first quarter 2006. The claims provision ratio was 6.1% for the full year 2006.

•
Operating revenue for the Lender Services segment increased from $57.8 million in first quarter 2006 to $82.9 million in first quarter 2007 primarily due to incremental revenue from mergers and acquisitions and increases in the loan servicing business.

•
Net income decreased by $9.0 million in first quarter 2007 from first quarter 2006. Net income in first quarter 2007 reflected the previously announced impairment charge of a customer relationship intangible asset in the Lender Services segment of $20.8 million, or $12.5 million after taxes. Net income in first quarter 2006 included the write down of the corporate offices to fair value of $9.7 million, or $6.3 million after taxes.

•
During first quarter 2007, the Company repurchased approximately 569,000 shares of its common stock for $39.9 million, at an average cost of $70.18 per share. As of March 31, 2007, the Company had repurchased all of the authorized shares under this program.

•
In February 2007, the Board of Directors approved a repurchase program expiring in October 2008 authorizing the Company to repurchase up to 1.5 million shares. The Company’s execution under this program began in April 2007.

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“We are pleased with our performance in a seasonally and cyclically difficult first quarter 2007, excluding the write off of the customer relationship intangible,” said Chairman and Chief Executive Officer Theodore L. Chandler, Jr. “As part of becoming a unified operating company to maximize our efficiency, we are engaged in a number of initiatives that will comprise an important part of how we achieve our long-term goal of generating an average 15% annual return on equity during the full real estate cycle. The cost savings from the larger of these, the implementation of technology initiatives including Project Fusion, has been specifically quantified at a fully annualized run rate of approximately $35 million beginning in 2009. We are also very proud that LandAmerica has been recognized as first in the mortgage services industry on Fortune’s 2007 list of America's Most Admired Companies. This distinction signifies our collective commitment to LandAmerica's Guiding Principles as we continue to build a company based on shared values and focused on delivering superior service to all of our customers."

SEGMENT RESULTS

In 2007, the Company refined its definition and measurement of commercial revenue and has restated its 2006 commercial revenue to be comparable to the 2007 presentation.

The Company completed the merger with Capital Title on September 8, 2006. Capital Title has been integrated into the Title Operations and Lender Services segments as of the merger date. As of March 31, 2007, the Company has achieved annualized pretax cost savings of approximately $8 million. Management expects that within one year after the close of the transaction, synergies will produce annualized pretax cost savings of approximately $16 million.

Title Operations

Direct revenue increased by $28.5 million, or 8.4%, in first quarter 2007 from first quarter 2006. During first quarter 2007, direct revenue was positively affected by increased market share as a result of the merger with Capital Title, strong commercial revenues, and an increase in direct operating revenue per direct order closed. These increases were partially offset by overall weakness in the residential real estate market.

Revenue from direct commercial operations was $92.2 million in first quarter 2007, compared to $85.7 million in first quarter 2006, an increase of 7.6% from first quarter 2006.

Direct orders closed were approximately 170,000 in the first quarters of 2007 and 2006, while direct operating revenue per direct order closed increased approximately 8.2%.

Agency revenue for first quarter 2007 decreased by $56.1 million, or 11.7%, from first quarter 2006 due to softer market conditions across most of the regions, particularly in certain southeastern markets. Agents’ commissions as a percentage of agency revenue were 80.6% in first quarter 2007 compared to 80.1% in first quarter 2006.

Salary and employee benefit costs increased by $26.6 million, or 11.7%, in first quarter 2007 compared to first quarter 2006. Increases in salary and employee benefit costs are primarily due to higher headcounts to service additional business from the merger with Capital Title.

The provision for policy and contract claims as a percentage of operating revenue was 6.5% in first quarter 2007 compared to 5.6% in first quarter 2006. The increase in the claims provision ratio was primarily due to an increase in the frequency of claims reported which resulted in upward development in policy years 2004 through 2006. Since the Company is subject to liability on claims for an extended time period, slight changes in claims experience for more recent policy years can have a significant effect on the amount of liability required for potential claims.

The pretax earnings margin was 4.2% in first quarter 2007 compared to 6.0% in first quarter 2006. The pretax earnings margin in first quarter 2007 was negatively impacted by lower volumes in the residential real estate market and an increase in the claims provision ratio.

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Lender Services

Operating revenue increased by $25.1 million, or 43.4%, in first quarter 2007 compared to first quarter 2006. Revenue for first quarter 2007 was impacted by increased business as a result of the merger with Capital Title and other acquisitions and by increases in the loan servicing business from deferred revenue and growth in default management services. These increases were offset in part by lower volumes in certain product lines in the loan servicing business and in the mortgage origination business due to a softer real estate market.

Lender Services salary and employee benefit costs increased by $3.4 million, or 13.8%, in first quarter 2007 compared to first quarter 2006. The increase in salary and employee benefit costs was primarily due to higher headcounts to service additional business from the merger with Capital Title. The increase was offset by headcount reductions in certain product lines in the loan servicing business and in the mortgage origination business to adjust to lower business volume.

Pretax earnings were $(8.7) million in first quarter 2007 compared to $2.3 million in first quarter 2006. The decline in results for the quarter was primarily due to the previously announced impairment of the customer relationship intangible asset of $20.8 million.

Financial Services

The Financial Services segment had pretax earnings of $5.1 million in first quarter 2007 compared to $4.0 million in first quarter 2006. The improvement in results was primarily due to growth in the segment’s loan and investment portfolio combined with an increase in the interest rate spread.

Corporate and Other

Operating revenue for Corporate and Other increased by $11.5 million, or 45.5%, in first quarter 2007 over first quarter 2006. The increase in operating revenue was due to continued strong non-title commercial business. Revenue from non-title commercial operations was $19.4 million in first quarter 2007 compared to $12.3 million in first quarter 2006.

Pretax earnings were $(23.2) million in first quarter 2007 compared to $(38.4) million in first quarter 2006. The improvement in results in first quarter 2007 was primarily due to increased non-title commercial business. Pretax earnings in first quarter 2006 include the write down of the corporate offices to fair value of $9.7 million, or $6.3 million after taxes.

The effective income tax rate was 36.1% in first quarter 2007 compared to 25.9% in first quarter 2006. The change was due to the mix of state income tax expenses (benefits) from the Company’s non-insurance subsidiaries.

CONFERENCE CALL

The Company will sponsor a conference call on Wednesday, April 25, 2007, at 10:00 AM ET to discuss the preliminary results.

Those wishing to participate in the live call should dial 1-877-407-0782 and request to be connected to the LandAmerica conference. Additionally, the call will be simultaneously broadcast over the internet via LandAmerica’s website www.landam.com. Click Investor Information > Financial Information > Webcast events. Investors can also access the webcast at www.InvestorCalendar.com. The event will be archived and available for replay starting two hours after the completion of the live call through May 31, 2007, via LandAmerica’s website.

About LandAmerica Financial Group, Inc.
LandAmerica Financial Group, Inc. is a leading provider of real estate transaction services with over 1,000 offices and a network of more than 10,000 active agents. LandAmerica serves agent, residential, commercial, and lender customers throughout the United States, Mexico, Canada, the Caribbean, Latin America, Europe, and Asia.  LandAmerica is recognized as number one in the mortgage services industry on Fortune's 2007 list of America's Most Admired Companies.

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Segment Results
(In millions)

	Quarter Ended March 31, 2007
	Title Operations	Lender Services	Financial Services	Corporate & Other	Consolidated

Operating revenue:
Direct revenue	$369.3	$82.9	$0.2	$36.8	$489.2
Agency revenue	422.1	-	-	-	422.1
Total operating revenue	791.4	82.9	0.2	36.8	911.3
Investment income	22.7	0.5	10.8	3.3	37.3
Total revenue	814.1	83.4	11.0	40.1	948.6
Agents’ commissions	340.4	-	-	-	340.4
Salaries and employee benefits	254.8	28.0	0.9	24.1	307.8
Claims provision	51.1	2.2	-	2.7	56.0
Amortization of intangibles	2.0	2.1	-	1.9	6.0
Depreciation	7.2	1.5	-	2.1	10.8
Impairment of intangible and long-lived assets	-	20.8	-	-	20.8
Other expenses	124.5	37.5	5.0	32.5	199.5
Operating income before taxes	$34.1	$(8.7)	$5.1	$(23.2)	$7.3

	Quarter Ended March 31, 2006
	Title Operations	Lender Services	Financial Services	Corporate & Other	Consolidated

Operating revenue:
Direct revenue	$340.8	$57.8	$0.2	$25.3	$424.1
Agency revenue	478.2	-	-	-	478.2
Total operating revenue	819.0	57.8	0.2	25.3	902.3
Investment income	17.3	1.4	9.1	2.8	30.6
Total revenue	836.3	59.2	9.3	28.1	932.9
Agents’ commissions	383.1	-	-	-	383.1
Salaries and employee benefits	228.2	24.6	0.6	23.3	276.7
Claims provision	46.1	1.6	-	2.7	50.4
Amortization of intangible	2.4	2.6	-	1.3	6.3
Depreciation	5.6	1.1	-	1.1	7.8
Impairment of intangible and long-lived assets	-	-	-	9.7	9.7
Other expenses	120.3	27.0	4.7	28.4	180.4
Operating income before taxes	$50.6	$2.3	$4.0	$(38.4)	$18.5

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Summary of Operations
(In millions, except per share data and order information)

	Three Months Ended March 31,
	2007	2006

Operating revenue	$911.3	$902.3
Investment and other income	30.3	29.7
Net realized investment gains	7.0	0.9
TOTAL REVENUE	948.6	932.9
Agents’ commissions	340.4	383.1
Salaries and employee benefits	307.8	276.7
General, administrative, and other	187.5	168.2
Provision for policy and contract claims	56.0	50.4
Premium taxes	10.1	10.4
Interest expense	12.7	9.6
Amortization of intangibles	6.0	6.3
Impairment of intangible and long-lived assets	20.8	9.7
TOTAL EXPENSES	941.3	914.4
Income before income taxes	7.3	18.5
Income tax expense	2.6	4.8
Net income	$4.7	$13.7
Net income per common share	$0.27	$0.81
Weighted average number of common shares outstanding	17.2	17.0
Net income per common share assuming dilution	$0.26	$0.78
Weighted average number of common shares outstanding assuming dilution	18.0	17.5
Other selected information:
Cash flow from operations	$119.2	$(43.8)
Direct orders opened (in thousands):
January	97.6	84.0
February	92.3	82.9
March	106.2	99.9
Total direct orders opened	296.1	266.8
Total direct orders closed	188.4	188.3

	March 31,	December 31,
	2007	2006

Cash and investments	$2,033.2	$1,941.5
Total assets	4,257.3	4,174.8
Policy and contract claims	800.3	789.1
Notes payable	571.5	685.3
Deferred service arrangements	206.2	218.6
Shareholders’ equity	1,360.7	1,395.8
Tangible book value per share attributable to common shareholders	27.00	27.11
Book value per share attributable to intangibles	52.14	52.18
Book value per share attributable to common shareholders	79.14	79.29

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Reconciliation of Non-GAAP Measures

EBITDA
The Company evaluates its results on the basis of earnings before interest, income taxes, depreciation, and amortization (“EBITDA”). EBITDA is not a measure of performance defined by GAAP and should not be considered in isolation or as a substitute for cash flows provided by (used in) operating activities which has been prepared in accordance with GAAP. EBITDA, as presented, may not be comparable to the calculation of similarly titled measures reported by other companies. Management believes that EBITDA provides useful information to investors because it is an indicator of the Company’s operating performance. Reconciliations of these financial measures to the Company’s net income are as follows:

(In millions)	2007	2006

EBITDA	$36.8	$42.2
Deduct:
Interest	12.7	9.6
Income tax expense	2.6	4.8
Depreciation expense	10.8	7.8
Amortization expense	6.0	6.3
Net Income	$4.7	$13.7

The Company cautions readers that the statements contained herein regarding the Company’s future financial condition, results of operations, future business plans, operations, opportunities, or prospects, including any factors which may affect future earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results, prospects, performance or achievements to be materially different from anticipated results, prospects, performance or achievements expressed or implied by such forward-looking statements.  Such risks and uncertainties include: (i) the Company’s results of operations and financial condition are susceptible to changes in mortgage interest rates and general economic conditions; (ii) changes to the participants in the secondary mortgage market could affect the demand for title insurance products; (iii) the Company is subject to government regulation; (iv) heightened regulatory scrutiny of the Company and the title insurance industry, including any future resulting reductions in the pricing of title insurance products and services, could materially and adversely affect its business, operating results, and financial condition; (v) the Company may not be able to fuel its growth through acquisitions; (vi) the Company’s inability to integrate and manage successfully its acquired businesses could adversely affect its business, operating results, and financial condition; (vii) regulatory non-compliance, fraud, or defalcations by the Company’s title insurance agents or employees could adversely affect its business, operating results, and financial condition; (viii) competition in the Company’s industry affects its revenue; (ix) significant industry changes and new product and service introductions require timely and cost-effective responses; (x) the Company’s litigation risks include substantial claims by large classes of claimants; (xi) key accounting and essential product delivery systems are concentrated in a few locations; (xii) provisions of the Company’s articles of incorporation and bylaws, its shareholder rights plan and applicable state corporation and insurance laws could limit another party’s ability to acquire the Company and could deprive shareholders of the opportunity to obtain a takeover premium for shares of common stock owned by them; (xiii) the Company’s future success depends on its ability to continue to attract and retain qualified employees; (xiv) the Company’s conduct of business in foreign markets creates financial and operational risks and uncertainties that may materially and adversely affect its business, operating results, and financial condition; and (xv) the Company’s claims experience may require it to increase its provision for title losses or to record additional reserves, either of which may adversely affect its earnings.  For more details on factors that may cause actual results to differ materially from such forward-looking statements, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and other reports from time to time filed with or furnished to the Securities and Exchange Commission.  This press release speaks only as of its date, and the Company disclaims any duty to update the information herein or to respond to or update reports by third parties regarding the Company.

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